UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 26, 2016

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Black Stone Minerals, L.P.

(Exact name of registrant as specified in its charter)

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Delaware	001-37362	47-1846692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1001 Fannin Street, Suite 2020 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 445-3200

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Black Stone Minerals, L.P. (the “Partnership”) held its 2016 annual meeting of limited partners (the “Annual Meeting”) on May 26, 2016 in Houston, Texas for the following purposes: (1) to elect directors to the board of directors of Black Stone Minerals GP, L.L.C., the Partnership’s general partner, each to serve until the 2017 annual meeting of limited partners and thereafter until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, or removal and (2) to ratify the appointment of Ernst & Young LLP as the Partnership’s independent registered public accounting firm for the year ending December 31, 2016. Each of these items is more fully described in the Partnership’s proxy statement filed with the Securities and Exchange Commission on April 15, 2016.

Proposal 1 – Election of Directors

Each of the eleven nominees for director was duly elected by the Partnership’s unitholders, with votes as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
William G. Bardel	107,036,371	57,599	16,320,509
Carin M. Barth	107,013,660	80,310	16,320,509
Thomas L. Carter, Jr.	107,043,806	50,164	16,320,509
D. Mark DeWalch	107,031,095	62,875	16,320,509
Ricky J. Haeflinger	107,019,331	74,639	16,320,509
Jerry V. Kyle, Jr.	107,028,971	64,999	16,320,509
Michael C. Linn	101,981,653	5,112,317	16,320,509
John H. Longmaid	107,030,731	63,239	16,320,509
William N. Mathis	106,913,350	180,620	16,320,509
Alexander D. Stuart	107,034,731	59,239	16,320,509
Allison K. Thacker	107,043,806	50,164	16,320,509

Proposal 2 – Ratification of Appointment of the Partnership’s Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as the Partnership’s independent registered public accounting firm for the year ending December 31, 2016 was ratified by the Partnership’s unitholders, with votes as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
123,366,612	41,864	6,003	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C., its general partner

Date: June 2, 2016	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Corporate Secretary